Exhibit 99.02

Xcel Energy Inc and Subsidiaries
Summary Consolidated Balance Sheet (Unaudited)
Millions of Dollars

Dec. 31, 2001

Current assets	$3,310
Property, plant and equipment, at cost	21,154
Other assets	4,254

Total assets	$28,718

Current portion of long-term debt	$682
Short-term debt	2,225
Other current liabilities	2,556

Total current liabilities	5,463
Deferred credits and other liabilities	3,710
Minority interest	649
Long-term debt	12,118
Mandatorily redeemable preferred securities of subsidiary trusts	494
Preferred stockholders’ equity	105
Common stockholders’ equity	6,179

Total liabilities and equity	$28,718

Xcel Energy Inc and Subsidiaries
Summary Consolidated Statement of Income (Unaudited)
Millions of Dollars – except per share data

Year ended Dec. 31,
2001

Operating revenue	$15,028
Operating expense	13,085

Operating income	1,943
Interest income and other nonoperating income – net of other expenses	72
Interest charges and financing costs	(821)
Income taxes	(337)
Minority interest	(73)
Extraordinary items	10

Net income	794
Dividends on preferred stock	4

Earnings available for common shareholders	$790

Earnings per share – diluted	$2.30

Weighted average common shares outstanding – diluted	343,742,000